Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 6, 2012, the Journal Broadcast Group, Inc. subsidiary of Journal Communications, Inc. (the “Company”), completed the acquisition of NewsChannel 5 Network, LLC (“WTVF NewsChannel 5”), from a subsidiary of Landmark Media Enterprises, LLC pursuant to the terms and conditions of a Purchase Agreement (the “Purchase Agreement”), dated as of August 31, 2012, with Landmark Television, LLC, and joined for certain limited purposes by Journal Broadcast Corporation, the Company and Landmark Media Enterprises, LLC. WTVF NewsChannel 5 owns and operates, among other things, WTVF-TV, Nashville, Tennessee, a CBS affiliated television station. The purchase price was $215 million plus a preliminary working capital adjustment of $5 million.

The historical unaudited balance sheets used in the pro forma condensed combined balance sheet are as of September 23, 2012 for the Company and as of September 30, 2012 for WTVF Newschannel 5.  The historical unaudited statements of operations used in the pro forma condensed combined statements of operations are for the three quarters ended September 23, 2012 and the year ended December 25, 2011 for the Company and for the three quarters ended September 30, 2012 and the year ended December 31, 2011 for WTVF Newschannel 5.  There were no unusual charges or significant adjustments in the excluded periods between the respective fiscal period ending dates which require separate disclosure.

The pro forma unaudited condensed combined balance sheet as of September 23, 2012 is presented as if the acquisition and related acquisition financing had occurred on September 23, 2012, and includes all adjustments that give effect to events that are directly attributable to the acquisition and related acquisition financing and are factually supportable. The pro forma unaudited condensed combined statements of operations for the year ended December 25, 2011 and the three quarters ended September 23, 2012 are presented as if the acquisition and related acquisition financing had occurred on December 27, 2010, and include all adjustments that give effect to events that are directly attributable to the acquisition and related acquisition financing, are expected to have a continuing impact, and are factually supportable.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not intended to represent or to be indicative of the results of operations or financial position that the Company would have reported had the acquisition and related acquisition financing been completed as of the dates set forth in the pro forma unaudited condensed combined financial statements.

The unaudited pro forma condensed combined statements of operations do not include the effects of non-recurring income statement impacts from the acquisition or the related acquisition financing. Additionally, the unaudited pro forma condensed combined statements of operations do not include any adjustments for expected future incremental operating income as a result of synergies, which the Company expects may be significant.

The unaudited pro forma condensed combined financial statements reflect management’s preliminary estimates of the fair values of tangible and intangible assets acquired and liabilities assumed. Upon completion of the valuation for the acquisition, the Company may make additional adjustments, and these valuations could change significantly from those used in the pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 25, 2011, the Company’s Quarterly Report on Form 10-Q for the three quarters ended September 23, 2012, the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on December 7, 2012, WTVF NewsChannel 5’s historical financial statements and notes thereto as of and for the years ended December 31, 2011, 2010 and 2009 contained herein as Exhibit 99.4 and historical unaudited financial statements as of and for the third quarter and three quarters ended September 30, 2012 and 2011 contained herein as Exhibit 99.3.

Journal Communications, Inc.
Pro Forma Condensed Combined Balance Sheet
September 23, 2012
(Unaudited, in thousands)

		WTVF	Pro Forma		Total
	Journal	NewsChannel 5	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$2,089	$49	$5,341	A, C	$7,479
Investments of variable interest entity	500	-	-		500
Receivables, net	57,047	7,542	-		64,589
Intercompany receivable	-	13,479	(13,479)	A	-
Inventories, net	2,553	-	-		2,553
Prepaid expenses and other current assets	4,822	150	-		4,972
Syndicated programs	2,521	-	-		2,521
Deferred income taxes	2,490	-	-		2,490
TOTAL CURRENT ASSETS	72,022	21,220	(8,138)		85,104

Property and equipment, net	159,650	11,214	1,589	B	172,453
Syndicated programs	5,623	-	-		5,623
Goodwill	10,617	429	117,983	B	129,029
Broadcast licenses	91,147	416	39,684	B	131,247
Other intangible assets, net	20,088	662	42,838	B	63,588
Deferred income taxes	48,652	6,839	(6,839)	A	48,652
Other assets	4,484	-	3,373	B, C	7,857
TOTAL ASSETS	$412,283	$40,780	$190,490		$643,553

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$21,979	$556	$-		$22,535
Accrued compensation	9,658	1,095	-		10,753
Accrued employee benefits	5,733	-	-		5,733
Deferred revenue	17,327	-	-		17,327
Syndicated programs	3,044	-	-		3,044
Accrued income taxes	1,667	-	-		1,667
Other current liabilities	6,307	904	2,136	A, D	9,347
Current portion of other long-term liabities	8,324	-	-		8,324
Current portion of long-term liabilities	144	-	-		144
TOTAL CURRENT LIABILITIES	74,183	2,555	2,136		78,874

Accrued employee benefits	86,027	-	-		86,027
Syndicated porgrams	5,960	-	-		5,960
Long-term notes payable to banks	30,335	-	228,715	C	259,050
Unsecured subordinated notes payable	15,935	-	-		15,935
Other long-term liabilities	3,591	-	-		3,591
Equity:
Class C common stock	-	-	-		-
Class B common stock	64	-	-		64
Class A common stock	436	-	-		436
Additional paid-in capital	255,198	-	-		255,198
Accumulated other comprehensive loss	(51,826)	-	-		(51,826)
Retained Earnings	(8,784)	38,225	(40,361)	C	(10,920)
Total Journal Communications, Inc. shareholders' equity	195,088	38,225	(40,361)		192,952
Noncontrolling interest	1,164	-	-		1,164
TOTAL EQUITY	196,252	38,225	(40,361)		194,116
TOTAL LIABILITIES AND EQUITY	$412,283	$40,780	$190,490		$643,553

Journal Communications, Inc.
Pro Forma Condensed Combined Statements of Operations
Three Quarters Ended September 23, 2012
(Unaudited, in thousands)

		WTVF	Pro Forma		Total
	Journal	NewsChannel 5	Adjustments		Pro Forma
Revenue:
Broadcasting	$157,726	$30,712	$-		$188,438
Publishing	118,267	-	-		118,267
Corporate eliminations	(465)	-	-		(465)
Total revenue	275,528	30,712	-		306,240

Operating costs and expenses:
Broadcasting	72,639	16,898	1,341	E	90,878
Publishing	78,563	-	-		78,563
Corporate eliminations	(465)	-	-		(465)
Total operating costs and expenses	150,737	16,898	1,341		168,976

Selling and administrative expenses	92,023	-	(474)	F	91,549
Management fees-intercompany	-	1,390	-		1,390
Total operating costs and expenses and selling and administrative expenses	242,760	18,288	867		261,915

Operating earnings	32,768	12,424	(867)		44,325

Other income and (expense):
Interest income	22	-	-		22
Interest expense	(2,415)	(3)	(4,859)	G	(7,277)
Total other income and (expense)	(2,393)	(3)	(4,859)		(7,255)

Earnings from continuing operations before income taxes	30,375	12,421	(5,726)		37,070

Provision for income taxes	12,147	809	1,760	H	14,716

Net earnings	$18,228	$11,612	$(7,486)		$22,354

Earnings per share:
Basic - Class A and B common stock:
Net earnings	$0.32	$-	$-		$0.40

Diluted - Class A and B common stock:
Net earnings	$0.32	$-	$-		$0.40

Basic and diluted - Class C common stock:
Net earnings	$0.63	$-	$-		$0.69

Journal Communications, Inc.
Pro Forma Condensed Combined Statements of Operations
Year Ended December 25, 2011
(Unaudited, in thousands)

		WTVF	Pro Forma		Total
	Journal	NewsChannel 5	Adjustments		Pro Forma
Revenue:
Broadcasting	$186,080	$42,520	$-		$228,600
Publishing	170,976	-	-		170,976
Corporate eliminations	(263)	-	-		(263)
Total revenue	356,793	42,520	-		399,313

Operating costs and expenses:
Broadcasting	92,371	21,349	1,877	E	115,597
Publishing	109,557	-	-		109,557
Corporate eliminations	(263)	-	-		(263)
Total operating costs and expenses	201,665	21,349	1,877		224,891

Selling and administrative expenses	115,346	-	-		115,346
Management fees-intercompany	-	1,834	-		1,834
Total operating costs and expenses and selling and administrative expenses	317,011	23,183	1,877		342,071

Operating earnings	39,782	19,337	(1,877)		57,242

Other income and (expense):
Interest income	117	-	-		117
Interest expense	(3,642)	(9)	(6,452)	G	(10,103)
Total other income and (expense)	(3,525)	(9)	(6,452)		(9,986)

Earnings from continuing operations before income taxes	36,257	19,328	(8,329)		47,256

Provision for income taxes	14,412	1,204	3,115	H	18,731

Earnings from continuing operations	$21,845	$18,124	$(11,444)		$28,525

Earnings per share from continuing operations:
Basic - Class A and B common stock:
Net earnings per share from continuing operations	$0.36	$-	$-		$0.48

Diluted - Class A and B common stock:
Net earnings per share from continuing operations	$0.36	$-	$-		$0.48

Basic and diluted - Class C common stock:
Net earnings per share from continuing operations	$0.93	$-	$-		$1.05

NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial statements and explanatory notes give effect to the acquisition of the WTVF NewsChannel 5 by the Company and the related acquisition financing of such acquisition (collectively, the “Acquisition”). The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had occurred as of September 23, 2012. The unaudited pro forma condensed combined statement of operations is presented as if the Acquisition had occurred on December 27, 2010.

The Acquisition has been accounted for under the acquisition method of accounting which requires the total purchase price to be allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over the amounts assigned to tangible and intangible assets acquired and liabilities assumed is recognized as goodwill.

The historical unaudited balance sheets used in the pro forma condensed combined balance sheet are as of September 23, 2012 for the Company and as of September 30, 2012 for WTVF Newschannel 5.  The historical unaudited statements of operations used in the pro forma condensed combined statements of operations are for the three quarters ended September 23, 2012 and the year ended December 25, 2011 for the Company and for the three quarters ended September 30, 2012 and the year ended December 31, 2011 for WTVF Newschannel 5.  There were no unusual charges or significant adjustments in the excluded periods between the respective fiscal period ending dates which require separate disclosure.

The unaudited pro forma condensed financial statements are based on the historical financial statements of the Company and WTVF NewsChannel 5 after giving effect to the Acquisition, as well as the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not indicative of either future results of operations or results that might have been achieved if the acquisition was consummated as of the dates set forth in the pro forma unaudited condensed combined financial statements. This information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements, the historical consolidated financial statements and accompanying notes of the Company’s Annual Report on Form 10-K for the year ended December 25, 2011, filed with the SEC on March 9 2012, and the financial statements of NewsChannel 5 included as Exhibits 99.3 and 99.4 to this Current Report on Form 8-K/A.

Certain reclassifications have been made to the historical presentation of the WTVF NewsChannel 5 financial statements to conform to the presentation used in the Company’s condensed consolidated financial statements and the unaudited pro forma financial information.

(2) PRELIMINARY PURCHASE PRICE ALLOCATION

The following table summarizes the preliminary purchase price for the NewsChannel 5 acquisition (in thousands):

Amount

Aggregate cash purchase price for the acquisition	$215,000
Estimated net working capital adjustment	5,000
Total estimated purchase price	$220,000

The purchase price is preliminary and is subject to adjustment based upon the difference between the estimated net working capital to be transferred and the actual amount of net working capital transferred on the date of closing. The initial purchase price has been allocated to the acquired assets and assumed liabilities based on estimated fair values. The purchase price allocation is preliminary pending a final determination of the fair values of the assets and liabilities. The initial allocated fair value of acquired assets and assumed liabilities is summarized as follows (in thousands):

Receivables, net	$7,542

Prepaid expenses and other current assets	150
Accounts payable	(556)
Accrued compensation	(1,095)
Other current liabilities	(904)
Property and equipment	13,262
Network affiliation agreements	43,500
Broadcast licenses	40,100
Goodwill	117,953
Other assets	48
Total	$220,000

The preliminary allocation presented above is based upon management’s estimate of the fair values using valuation techniques including income, cost and market approaches. In estimating the fair value of the acquired assets and assumed liabilities, the fair value estimates are based on, but not limited to, expected future revenue and cash flows, expected future growth rates, and estimated discount rates. Network affiliation agreements will be amortized over the estimated remaining useful lives of 25 years. Acquired property and equipment will be depreciated on a straight-line basis over the respective estimated remaining useful lives. Goodwill is calculated as the excess of the consideration transferred over the fair value of the identifiable net assets acquired and represents the future economic benefits expected to arise from other intangible assets acquired that do not qualify for separate recognition, including assembled workforce and noncontractual relationships, as well as expected future synergies. The Company expects that goodwill will be deductible for tax purposes. The initial purchase price allocation is based upon all information available to us at the present time and is subject to change, and such changes could be material.

(3) PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements reflecting the WTVF NewsChannel 5 Acquisition include the adjustments attributed to the acquisition of the WTVF NewsChannel 5 and additional borrowings used to finance the Acquisition which consisted of a $150.0 million term loan and $78.7 million of borrowings under a revolving credit facility.

The unaudited pro forma condensed combined statement of operations does not include any costs that may result from acquisition and integration activities. The unaudited pro forma condensed combined financial statements do not include any adjustments for expected future incremental operating income as a result of synergies, which the Company expects may be significant.

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The pro forma adjustments in the unaudited pro forma combined balance sheet related to the acquisition of  WTVF NewsChannel 5 and the related acquisition financing as of September 23, 2012 are as follows:

(A)
The Company acquired the equity interest in WTVF NewsChannel 5, subject to exclusion of certain assets and liabilities. The purchase includes approximately $5 million of working capital, included within the purchase price allocation in Note 2. Working capital does not include cash or any intercompany balances.

(B)	The assets acquired and liabilities assumed of WTVF NewsChannel 5 have been adjusted to their estimated fair values as of the acquisition date, as reflected in the purchase price allocation in Note 2.

(C)
The pro forma adjustments reflect the acquisition financing including the $150.0 million term loan and $78.7 million draw under the revolver. The net proceeds from the refinancing were approximately $225.4 million after deducting related fees and expenses. The related fees and expenses included $3.3 million in fees to creditors and third parties, which was recorded as deferred financing costs, which is reflected as a pro forma adjustment to deferred financing costs included in other assets.

(D)
The pro forma adjustments reflect $223.3 million of cash that would have been paid had closing occurred on September 23, 2012 the balance sheet date. The cash paid represents the purchase price of $215.0 million, plus the working capital adjustment of $5.0 million and financing costs of $3.3 million. The actual cash paid at closing on December 6, 2012 was $220.0 million, which represents the purchase price of $215.0 million, plus the working capital adjustment of $5.0 million. In connection with the WTVF NewsChannel 5 acquisition, the Company incurred a total of $2.6 million of costs primarily related to legal and other professional services, which were expensed as incurred. These costs are included in the pro forma retained earnings amount in the unaudited pro forma condense combined balance sheet. The total costs incurred in 2012 which were recorded to retained earnings in the December 31, 2011 unaudited pro forma condensed combined balance sheet was $2.1 million.

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

The pro forma adjustments in the unaudited pro forma condensed combined statement of operations related to the WTVF NewsChannel 5 acquisition and the related acquisition financing as of December 27, 2012 are as follows:

(E)
The pro forma adjustments include the difference in depreciation of property and equipment and amortization of definite-lived intangible assets related to the fair value step-up of these acquired assets. The total pro forma depreciation of property and equipment for the three quarters ended as of the third quarter 2012 and for the year ended December 25, 2011 is $17.3 million and $23.7 million, respectively.  Amortization of definite-lived intangible assets for the three quarters ended as of the third quarter 2012 and the year ended December 25, 2011 is $2.6 million, $3.3 million, respectively.

(F)
The pro forma adjustments include the reversal of certain acquisition-related costs reflected in the historical financial statements for the three quarters ended September 30, 2012 that are directly related to the acquisition and are non-recurring in nature. The total of these costs related to the WTVF NewsChannel 5 acquisition for the three quarters ended September 23, 2012 was $0.5 million.

(G)
The pro forma adjustments reflect the additional interest expense, including the amortization of additional deferred financing costs and debt discount, related to the $150.0 term loan and the $78.7 million draw under the revolver. The additional cash interest expense of $4.4 million and $5.8 million for the three quarters ended September 23, 2012 and the year ended December 25, 2011, was calculated based on the interest rates in effect during the pro forma period presented. The weighted average interest rates applied to the both the term loan and the line of credit was 2.5% for the three quarters ended September 23, 2012 and the year ended December 31, 2011. A one-eight percent increase or decrease in interest rates would have increased or decreased cash interest expense by $0.3 million for the three quarters ended September 23, 2012 and $0.4 million for the year ended December 25, 2011. The additional interest expense resulting from the amortization of additional deferred financing costs totaled $0.5 million and $0.7 million for the three quarters ended September 23, 2012 and the year ended December 25, 2011, respectively.

(H)
The Company applied the effective tax rate in effect for the three quarters ended September 23, 2012 and the year ended December 25, 2011 of 40.04% and 40.25%, respectively, to the pro forma adjustments, adjusted for discrete items. The pro forma provision for income taxes does not necessarily reflect the amounts that would have resulted had WTVF NewsChannel 5 and the Company filed consolidated returns for the periods presented.

(4) EARNINGS PER SHARE

Basic

We apply the two-class method for calculating and presenting our basic earnings per share.  As noted in the FASB’s guidance for earnings per share, the two-class method is an earnings allocation formula that determines earnings per share for each class of common stock according to dividends declared (or accumulated) and participation rights in undistributed earnings.  Under that method:

a)
Income (loss) from continuing operations (“net earnings (loss)”) is reduced by the amount of dividends declared in the current period for each class of stock and by the contractual amount of dividends that must be paid or accrued during the current period.

b)
The remaining earnings, which may include earnings from discontinued operations (“undistributed earnings”), are allocated to each class of common stock to the extent that each class of stock may share in earnings if all of the earnings for the period were distributed.

c)
The remaining losses (“undistributed losses”) are allocated to the class A and B common stock.  Undistributed losses are not allocated to the class C common stock and non-vested restricted stock because the class C common stock and the non-vested restricted stock are not contractually obligated to share in the losses.  Losses from discontinued operations are allocated to class A and B shares and may be allocated to class C shares and non-vested restricted stock if there is undistributed earnings after deducting earnings distributed to class C shares from income from continuing operations.

d)
The total earnings (loss) allocated to each class of common stock are then divided by the number of weighted average shares outstanding of the class of common stock to which the earnings (loss) are allocated to determine the earnings (loss) per share for that class of common stock.

e)
Basic earnings (loss) per share data are presented for class A and B common stock in the aggregate and for class C common stock.  The basic earnings (loss) per share for class A and B common stock are the same; hence, these classes are reported together.

In applying the two-class method, we have determined that undistributed earnings should be allocated equally on a per share basis among each class of common stock due to the lack of any contractual participation rights of any class to those undistributed earnings.  Undistributed losses are allocated to only the class A and B common stock for the reason stated above.

The following table sets forth the computation of basic earnings per share under the two-class method:

	Three Quarters Ended		Year Ended
	September 23, 2012		December 25, 2011

Numerator for basic earnings from continuing operations for each class of common stock and non-vested restricted stock:
Earnings form continuing operations	$22,354		$28,525
Less dividends:
Class A and B	-		-
Minimum class C	1,145		1,854
Non-vested restricted stock	-		-
Total undistributed earnings from continuing operations	$21,209		$26,671

Undistributed earnings from continuing operations:
Class A and B	$19,943		$24,743
Class C	1,115		1,582
Non-vested restricted stock	151		346
Total undistributed earnings from continuing operations	$21,209		$26,671

Numerator for basic earnings from continuing operations per class A and B common stock:
Dividends on class A and B	$-		$-
Class A and B undistributed earnings	19,943		24,743
Numerator for basic earnings from continuing operations per class A and B common stock	$19,943		$24,743

Numerator for basic earnings from continuing operations per class C common stock:
Minimum dividends on class C	$1,145		$1,854
Class C undistributed earnings	1,115		1,582
Numerator for basic earnings from continuing operations per class C common stock	$2,260		$3,436

Denominator for basic earnings from continuing operations for each class of common stock:
Weighted average shares outstanding -
Class A and B	50,120		51,088
Class C	3,264	(1)	3,264

Basic earnings per share from continuing operations:
Class A and B	$0.40		$0.48
Class C	$0.69		$1.05

(1)	The weighted average number of shares is calculated only for the period of time which the class C common stock was outstanding during the period, not the entire period.

Diluted

Diluted earnings per share is computed based upon the assumption that common shares are issued upon exercise of our stock appreciation rights when the exercise price is less than the average market price of our common shares and common shares will be outstanding upon expiration of the vesting periods for our non-vested restricted stock and performance-based restricted stock units.  For the third quarter ended September 23, 2012, 543 non-vested restricted class B common shares and performance-based restricted stock units are not included in the computation of diluted earnings per share because they are anti-dilutive.  For the year ended December 25, 2011, 657 non-vested restricted class B common shares are not included in the computation of diluted earnings per share because they are anti-dilutive.  The class C shares are not converted into class A and B shares because they are anti-dilutive for all periods presented, and therefore are not included in the diluted weighted average shares outstanding.

The following table sets forth the computation of diluted net earnings per share from continuing operations for class A and B common stock:

	Three Quarters Ended	Year Ended
	September 23, 2012	December 25, 2011

Numerator for diluted net earnings per share from continuing operations:
Dividends on class A and B common stock	$-	$-
Total undistributed earnings from continuing operations	19,943	24,743
Net earnings from continuing operations	$19,943	$24,743
Denominator for diluted net earnings per share:
Weighted average shares outstanding	50,120	51,088

Diluted earnings per share from Continuing operations	$0.40	$0.48

Diluted earnings per share from continuing operations for the class C common stock is the same as basic earnings per share from continuing operations for class C common stock because there are no class C common stock equivalents.

Prior to the repurchase of the class C common stock, each of the 3,264,000 class C shares outstanding were convertible at any time at the option of the holder into either (i) 1.363970 class A shares (or a total of 4,451,998 class A shares) or (ii) 0.248243 class A shares (or a total of 810,265 class A shares) and 1.115727 class B shares (or a total of 3,641,733 class B shares).